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                                   EXHIBIT 3.1



                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                HABERSHAM BANCORP

                                       1.


      The name of the Corporation is Habersham Bancorp.

                                       2.

      The Corporation hereby amends Article 9 of its Amended and Restated Articles of Incorporation by deleting Article 9 in its entirety and inserting in lieu thereof a new Article 9 as follows:

      "9. The number of directors of the Company shall be not less than five nor more than 25 and within that minimum and maximum shall be such number as shall be from time to time specified by the shareholders or the Board of Directors of the Corporation."

                                       3.

     The foregoing amendment was duly approved by the Corporation's Board of Directors on January 29, 2000 and by its shareholders on April 15, 2000.


     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officer this 15th day of April, 2000.

                                      HABERSHAM BANCORP



                                 By:  /s/Edward D. Ariail
                                      --------------------------------------
                                      Edward D. Arail
                                      Vice President and Corporate Secretary